CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



           We consent to the references to our firm in the Registration

 Statement on Form N-2 of Bull & Bear Global Income Fund, Inc. and to

 the use of our report dated July 11, 1997 on the financial statements and financial highlights.  Such financial statements and financial highlights are incorporated by reference in the Statement of Additional

 Information, which is a part of such Registration Statement.





                          /s/    Tait, Weller & Baker
                          TAIT, WELLER & BAKER


 PHILADELPHIA, PENNSYLVANIA
 FEBRUARY 20, 1998